Exhibit 99.1

Disc Medicine Reports Second Quarter 2025 Financial Results and Provides Business Update

•
Company on track to submit NDA for bitopertin in erythropoietic protoporphyria (EPP) under accelerated approval pathway in October 2025, supported by successful pre-NDA meeting
•
Expect initial data from Phase 2 study of DISC-0974 in patients with anemia of myelofibrosis (MF) and multiple dose data from Phase 1b study of DISC-0974 in patients with anemia of non-dialysis-dependent chronic kidney disease (NDD-CKD) in Q4 2025
•
Initiated Phase 2 study of DISC-3405 in polycythemia vera (PV) with initial data expected in 2026
•
Presented positive clinical data updates across the portfolio at the European Hematology Association (EHA) Annual Congress, including longer term efficacy and safety data from the HELIOS trial of bitopertin in EPP, durability data from Phase 1b study of DISC-0974 in MF anemia, and healthy volunteer data from DISC-3405 studies
•
Strong financial position ending Q2 with $650.0 million in cash, cash equivalents, and marketable securities; expected to fund operations into 2028

WATERTOWN, Mass., August 7, 2025 – Disc Medicine, Inc. (NASDAQ:IRON), a clinical-stage biopharmaceutical company focused on the discovery, development, and commercialization of novel treatments for patients suffering from serious hematologic diseases, today reported financial results for the second quarter ended June 30, 2025, and provided a recap of recent program and corporate developments.

“We are pleased with the continued momentum this past quarter, highlighted by clinical data presentations that support further advancement across our programs and continued progress toward our first NDA submission. Following positive feedback from our pre-NDA meeting, we are on track to submit an NDA for bitopertin in EPP under the accelerated approval pathway in October,” said John Quisel, J.D., Ph.D., Chief Executive Officer and President of Disc. “We have also made great progress across the rest of our pipeline, initiating a Phase 2 study of DISC-3405 in polycythemia vera, and looking ahead to data from the Phase 2 trial of DISC-0974 in MF anemia and Phase 1b trial in NDD-CKD anemia in the second half of the year. Our team’s commitment to execution, supported by a strong balance sheet that provides cash runway into 2028, has positioned Disc to prepare for the potential commercialization of bitopertin and advance pipeline development as we enter the next phase of growth.”

Recent Highlights and Anticipated Milestones:

Bitopertin: GlyTI Inhibitor (Heme Synthesis Modulator)

•
Presented data from HELIOS, an ongoing open-label extension study of bitopertin in EPP, which showed favorable long-term efficacy and safety with sustained protoporphyrin IX (PPIX) reductions, improvement in quality of life, and improved liver biomarkers
•
Progressing confirmatory Phase 3 APOLLO clinical trial of bitopertin in adults and adolescents with EPP
•
Completed positive pre-NDA meeting with FDA, confirming alignment with the agency on the expected timing, format, and content of planned NDA submission for bitopertin in EPP
•
Expect to submit an NDA in October 2025 under the FDA’s accelerated approval pathway based on Disc’s existing data package
•
Publication of the results from a preclinical study conducted in collaboration with Boston Children’s Hospital showing that, in mice, bitopertin may help prevent liver disease in EPP, in addition to ameliorating blood PPIX levels. The paper, “The GLYT1 inhibitor bitopertin mitigates erythroid PPIX production and liver disease in erythroid protoporphyria,” was published in the Journal of Clinical Investigation (corresponding authors Sarah Ducamp and Paul Schmidt)

DISC-0974: Anti-Hemojuvelin Antibody (Hepcidin Suppression)

•
Hosted a virtual MF Anemia KOL event on May 9, 2025, discussing DISC-0974 and its potential to play a significant role in the treatment of anemia in patients with MF
o
A replay of the webcast is available on the Events & Presentations page on the investor relations portion of the Company website
•
Presented clinical data from the continuation phase of the Phase 1b trial of DISC-0974 in MF anemia demonstrating durable hematologic response at EHA 2025
•
Progressing RALLY-MF Phase 2 study of DISC-0974 in patients with anemia of MF with initial data expected in Q4 2025
o
Exploratory cohort for patients on concomitant momelotinib or pacritinib fully enrolled, and trial protocol updated to allow patients on these therapies into the main study cohorts
•
Progressing Phase 1b study of DISC-0974 in patients with anemia of NDD-CKD with multiple-dose data expected in Q4 2025

DISC-3405: Anti-TMPRSS6 Antibody (Hepcidin Induction)

•
Presented updated SAD/MAD data from the Phase 1 trial of DISC-3405 in healthy volunteers providing proof of mechanism to support advancement of the program at EHA 2025
•
Initiated a Phase 2 study of DISC-3405 in patients with PV with initial data expected in 2026

Corporate:

•
Appointed Nadim Ahmed, President and CEO of Cullinan Therapeutics, to the Company’s Board of Directors in July, bringing to the Company over 25 years of development and commercial leadership experience including multiple product launches in the hematology space

Second Quarter 2025 Financial Results:

•
Cash Position: Cash, cash equivalents, and marketable securities were $650.0 million as of June 30, 2025, which are expected to fund operational plans into 2028.
•
Research and Development Expenses: R&D expenses were $46.3 million for the three months ended June 30, 2025, as compared to $23.5 million for the three months ended June 30, 2024. The increase in R&D expenses was primarily driven by the progression of Disc’s portfolio, including bitopertin’s clinical studies and drug manufacturing, the advancement of the DISC-0974 program, and increased headcount, as well as a payment of a $10 million milestone upon initiation of the APOLLO study.
•
Selling, General and Administrative Expenses: SG&A expenses were $15.1 million for the three months ended June 30, 2025, as compared to $7.4 million for the three months ended June 30, 2024. The increase in SG&A expenses was primarily due to increased headcount including establishing infrastructure to support potential commercialization.
•
Net Loss: Net loss was $55.2 million for the three months ended June 30, 2025, as compared to $26.4 million for the three months ended June 30, 2024. The increase was primarily due to higher operating costs in the current period to support the continued advancement of our pipeline.

About Disc Medicine

Disc Medicine (NASDAQ:IRON) is a clinical-stage biopharmaceutical company committed to discovering, developing, and commercializing novel treatments for patients who suffer from serious hematologic diseases. We are building a portfolio of innovative, potentially first-in-class therapeutic candidates that aim to address a wide spectrum of hematologic diseases by targeting fundamental biological pathways of red blood cell biology, specifically heme biosynthesis and iron homeostasis. For more information, please visit www.discmedicine.com.

Available Information

Disc announces material information to the public about the Company, its products and services, and other matters through a variety of means, including filings with the U.S. Securities and Exchange Commission (SEC), press releases, public conference calls, webcasts and the investor relations section of the Company website at ir.discmedicine.com in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD.

Disc Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, express or implied statements regarding: Disc's expectations with respect to the next stages of its development programs for bitopertin, DISC-0974 and DISC-3405, including projected timelines for the initiation and completion of its clinical trials, anticipated timing of release of data, and other clinical activities; the registrational pathway for bitopertin, including the potential for accelerated approval and the projected timeline for an NDA submission; and the strength of its financial position and its anticipated cash runway. The use of words such as, but not limited to, “believe,” “expect,” “estimate,” “project,” “intend,” “future,” “potential,” “continue,” “may,” “might,” “plan,” “will,” “should,” “seek,” “anticipate,” or “could” or the negative of these terms and other similar words or expressions that are intended to identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on Disc’s current beliefs, expectations and assumptions regarding the future of Disc’s business, future plans and strategies, clinical results and other future conditions. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Disc may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and investors should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements as a result of a number of material risks and uncertainties including but not limited to: the adequacy of Disc’s capital to support its future operations and its ability to successfully initiate and complete clinical trials; the nature, strategy and focus of Disc; the difficulty in predicting the time and cost of development of Disc’s product candidates; Disc’s plans to research, develop and commercialize its current and future product candidates; the timing of initiation of Disc’s planned preclinical studies and clinical trials; the timing of the availability of data from Disc’s clinical trials; Disc’s ability to identify additional product candidates with significant commercial potential and to expand its pipeline in hematological diseases; the timing and anticipated results of Disc’s preclinical studies and clinical trials and the risk that the results of Disc’s preclinical studies and clinical trials may not be predictive of future results in connection with future studies or clinical trials and may not support further development and marketing approval; and the other risks and uncertainties described in Disc’s filings with the SEC, including in the “Risk Factors” section of Disc’s Annual Report on Form 10-K for the year ended December 31, 2024, and in subsequent Quarterly Reports on Form 10-Q. Any forward-looking statement speaks only as of the date on which it was made. None of Disc, nor its affiliates, advisors or representatives, undertake any obligation to publicly update or revise any forward-looking statement, whether as result of new information, future events or otherwise, except as required by law.

DISC MEDICINE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Operating expenses:
Research and development	$46,319	$23,485	$74,082	$47,189
Selling, general and administrative	15,091	7,367	27,274	15,125
Total operating expenses	61,410	30,852	101,356	62,314
Loss from operations	(61,410)	(30,852)	(101,356)	(62,314)
Other income (expense), net	6,215	4,560	12,195	9,078
Income tax expense	(52)	(60)	(171)	(65)
Net loss	$(55,247)	$(26,352)	$(89,332)	$(53,301)
Net loss per share, basic and diluted	$(1.58)	$(1.03)	$(2.61)	$(2.11)
Weighted-average common shares outstanding, basic and diluted	35,024,592	25,649,043	34,179,364	25,229,456

DISC MEDICINE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,	December 31,
	2025	2024
	(Unaudited)
Assets
Cash, cash equivalents, and marketable securities	$649,973	$489,881
Other current assets	11,619	3,734
Total current assets	661,592	493,615
Non-current assets	3,469	3,158
Total assets	$665,061	$496,773
Liabilities and Stockholders’ Equity
Current liabilities	$20,606	$23,316
Non-current liabilities	30,290	29,870
Total liabilities	50,896	53,186
Total stockholders’ equity	614,165	443,587
Total liabilities and stockholders’ equity	$665,061	$496,773

Media Contact

Peg Rusconi

Deerfield Group

peg.rusconi@deerfieldgroup.com

Investor Relations Contact

Christina Tartaglia

Precision AQ
christina.tartaglia@precisionaq.com